SEVENTH AMENDED AND RESTATED

                                 CODE OF BYLAWS
                                       OF
                                 RENO AIR, INC.


                                        I

                                 IDENTIFICATION

     A. Name. The name of the corporation is Reno Air, Inc., hereafter referred to as the "Corporation."

     B. Principal Office and Resident Agent. The address of the principal office of the Corporation is 220 Edison Way, Reno Nevada 89502; and the name of the Resident Agent for the Corporation in Nevada is Walther, Key, Maupin, Oats, Cox, Lee & Klaich, A Professional Corporation, 3500 Lakeside Court, Reno, Nevada.

     C. Seal. The seal of the Corporation shall be circular in such form as is adopted by the Secretary from time to time, containing the name "Reno Air, Inc.", the state of incorporation, "Nevada", and the date of incorporation, "1990".

     D. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

                                       II

                                  CAPITAL STOCK

     A. Classes of Stock. The authorized capital stock of the Corporation is as set forth in its Articles of Incorporation, as amended from time to time.

     B. Consideration for Shares. The capital stock may be issued for such consideration as shall be determined by the Board of Directors. When the consideration for which shares are to be issued has been received by the Corporation, the shares shall fully paid and nonassessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.

     C. Certificates Representing Shares. Each holder of the capital stock of the Corporation shall be entitled to a certificate evidencing the number of shares owned by the shareholder. Signatures on certificates may be facsimile. The validity of certificates shall not be affected by the fact that any officer whose signature appears thereon ceases to be an officer of the Corporation.

     D. Transfer of Stock. The Corporation shall register the transfer of any stock certificate presented to it for transfer if the following conditions have been fulfilled:
     1. Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney-in-fact;

     2. Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the Corporation;

     3. Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and

     4. Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

                                       III

                                  SHAREHOLDERS

     A. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, in Reno, Nevada, or at such other place as may be designated by the Chairman of the Board of Directors or President of the Corporation.

     B. Annual Meeting. The annual meeting of the shareholders shall be held at such time and date as may be designated by the Chairman of the Board of Directors or the President of the Corporation. Failure to hold the annual meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.

     C. Special Meetings. Special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board of Directors or the President.

     D. Notice of Meetings -- Waiver. Written notice stating the place, day, hour, and purpose of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the Officer or persons calling the meeting, to each registered shareholder entitled to vote at such meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the registered shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. Waiver by a shareholder in writing of notice of a shareholders' meeting shall be equivalent to notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders meeting shall constitute a waiver of notice of the meeting.

     E. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Unless the Articles of Incorporation or these by-laws provide for different proportions, the vote of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present shall be the act of the stockholders. Shares which are present at a meeting, in person or by proxy, but that are not voted on a matter and that do not indicate an abstention on such matter shall not be considered shares present for purposes of determining the voting power present on any such matter.

     F. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy, and in no event shall a proxy be valid more than seven (7) years after its execution unless it is coupled with an interest.

     G. No Action By Written Consent. Shareholders may not take action by written consent.

     H. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this paragraph H. shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this paragraph H. who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the shareholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the meeting or public disclosure thereof was given or made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named as a nominee and to serving as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class and number of shares of stock of the Corporation that are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with such nomination and any material interest of such shareholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination that pertains to the nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph H. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this paragraph H., the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this paragraph H., a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this paragraph H.

     I. Notice of Business. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this paragraph I., who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a shareholder annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be time on the Corporation's books, of the shareholder proposing such business, (c) the class and the number of shares of stock of the Corporation that are beneficially owned by the shareholder, and (d) a description of all arrangements and understandings between such shareholder and any other person or persons (including their names) in connection with such business and any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this paragraph I. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this paragraph I., the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this paragraph I., a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this paragraph I.

                                       IV

                               BOARD OF DIRECTORS

     A. Number of Directors. The Board of Directors of the Corporation shall consist of such number of members, not less than three (3) and not more than eleven (11), as shall be determined from time to time by the Board of Directors. The members of the Board of Directors need not be shareholders. This paragraph may be amended only by the affirmative vote of the majority of the issued and outstanding shares of voting stock of the Corporation.

     B. Vacancies. Except as otherwise provided in paragraph D. below, any vacancy occurring in the Board of Directors may be filled by the unanimous vote of the remaining Directors though less than a quorum of the Board of Directors. If the vacancy is not filled in this manner, a special meeting of the shareholders shall be called to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     C. Removal of Directors. Any member of the Board of Directors may be removed and replaced by the affirmative vote of not less than seventy-five (75%) of the issued and outstanding shares of voting stock of the Corporation. Any
Director elected to replace a Director who is removed pursuant to this paragraph, shall be elected for the unexpired term of his predecessor in office.

     D. Place of Meetings. Meetings of the Board of Directors, annual, regular, or special, may be held within or without the State of Nevada.

     E. Annual Meetings. Unless otherwise determined by the President and noticed to the Board, the Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     F. Other Meetings; Notice; Waiver. Other meetings of the Board of Directors may be called at the direction of the President or the Chairman of the Board upon notice by letter, facsimile, telegram, cable, or radiogram, delivered for transmission not less than the third day immediately preceding the day for the meeting, or by word of mouth, telephone, facsimile, or radiophone received not less than the second day immediately preceding the day for the meeting.

     G. Quorum. A majority of the number of Directors fixed by the Code of Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the action of a greater number is required by law, the Articles of Incorporation, or the Code of Bylaws.

     H. Action or Ratification of Action Without a Meeting. Any action that may be taken or ratified at a meeting of the Directors or of a committee may be taken or ratified without a meeting if a consent in writing, setting forth the action to be taken or to be ratified, is signed by all of the Directors or all of the members of the committee, as the case may be.

     I. Loans. The Corporation shall have the following power with respect to loans:

     1. Loans of Funds, Generally. To loan money in furtherance of any of the purposes of the Corporation, to invest the funds of the Corporation from time to time, and to take and hold any property as security for the payment of funds so loaned or invested.

     2. Loans to Employees. To loan money to employees, officers, and Directors, and to otherwise assist employees, officers, and Directors. Loans to members of the Board of Directors shall be made only upon the approval of a majority of the Board of Directors, excluding the Director to whom the loan is to be made.

     J. Officers of the Board. The Board of Directors of the Corporation may, by resolution adopted by a majority of the whole Board, designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside over all meetings of the Board of Directors, and shall perform such other duties as are prescribed from time to time by resolution of the Board. In addition, the Board of Directors may designate a Secretary who shall be elected or appointed by the Board from time to time and who may or may not serve as a member of the Board of Directors. The Secretary of the Board shall maintain formal minutes of all meetings and actions of the Board. The Secretary of the Board shall, in addition, perform such other duties as are prescribed from time to time by resolution of the Board.

     K. Executive Committee. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, constitute a general executive committee for the Board, appoint the members thereof, and specify its authority and responsibility. The executive committee shall have such powers and shall perform such duties as the Board may delegate to it in writing from time to time, including the immediate oversight and management of the business affairs of the Corporation, except that the executive committee shall have no power to declare dividends or to adopt, amend, or repeal the bylaws of the corporation.

     The executive committee shall be organized and shall perform its functions as directed by the Board and shall report periodically to the Board. The committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority shall be binding on the Corporation.

     The executive committee may be abolished at any time by the vote of a majority of the whole Board of Directors, and during the course of the committee's existence, the membership thereof may be increased or decreased and the authority and duties of the committee changed by the Board of Directors as it may deem appropriate.

     L. Other Committees. The Board of Directors, at its discretion, may constitute and appoint special committees of its members, in addition to the executive committee, to assist in the supervision, management, and control of the affairs of the Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. Such committees may include, but are not limited to, the following: nominating/compensation committee, audit committee, finance committee, advisory committee, membership or stockholders' committee, complaint committee, public relations committee, public and/or governmental affairs committee, and employee relations committee. Each committee so constituted and appointed by the Board shall serve at the pleasure of the Board.

     In addition to such obligations and functions as may be expressly provided for by the Board of Directors, each committee so constituted and appointed by the Board shall from time to time report to and advise the Board on corporate affairs within its particular area of responsibility and interest.

     The Board of Directors may provide by general resolution applicable to all such special committees for the organization and conduct of the business of the committees.

     M. Ex-officio Committee Members. The Board of Directors may appoint any person, whether or not he is a director, as an ex-officio member of any committee. Any ex-officio member shall not be entitled to vote, and may be removed by the vote of a majority of the Board of Directors.

     N. Director-Emeritus. The Board of Directors may appoint as Director-Emeritus any person who had served the Company as a Director. Any Director Emeritus shall enjoy all rights and privileges of a Director, except he shall not be entitled to vote on any matter and shall not receive compensation as a Director except for attendance at meetings which he is requested to attend.

                                        V

                                    OFFICERS

     A. Officers. The officers of the Corporation shall consist of a Chairman of the Board, President, one or more Vice-Presidents, Secretary, Treasurer, and such other officers and assistant officers and agents as may be considered necessary by the Board of Directors, each of whom shall be elected by the Board of Directors at its annual meeting. Any two (2) or more offices may be held by the same person. Except for the Chairman of the Board of Directors, officers need not be Directors of the Corporation. In the absence of contrary direction by the Board of Directors, officers other than the President or the Chairman of the Board may also be appointed by the President of the Corporation, to hold office until the next annual meeting of the Board of Directors. The officers shall each perform such duties as the Board of Directors (or the President) shall prescribe.

     B. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the vacancy may be filled by the President (as permitted under subsection A) or by the Board of Directors, and the officer so elected shall hold office until his successor is duly elected and qualified.

     C. The Chairman of the Board. The Chairman of the Board shall have general supervisory duties over the entire Corporation, including the Board of Directors and the officers of the Corporation. The Chairman of the Board or his designee shall preside at all meetings of shareholders of the Corporation and all meetings of the Board of Directors.

     D. The President. The President shall have active management of the operations of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board. In the absence of the Chairman of the Board or his designee, the President shall preside at all meetings of shareholders and Directors. The President shall supervise and direct the day-to-day business and affairs of the Corporation.

     E. Vice-Presidents. Each Vice-President shall have such authority and responsibility as the Board of Directors may from time to time prescribe

     F. The Secretary. The Secretary shall maintain a record of the proceedings of the shareholders and of the Board of Directors. The Secretary shall be the custodian of the records of the Corporation.

     G. The Treasurer. The Treasurer shall keep the financial accounts of the Corporation. The Treasurer shall safeguard all moneys, notes, securities, and other valuables in the possession of the Corporation.

     H. Corporate Bank Accounts. The President and Chief Financial Officer of the Corporation, acting either individually or jointly, and any employee or employees designated in writing by either of them are each individually empowered, to act in the name and on behalf of the Corporation, to open accounts and deposit and transfer funds of the Corporation and take any further action and execute any documentation necessary or appropriate to open and continue any of the foregoing accounts and to accomplish the foregoing.

                                       VI

                             SPECIAL CORPORATE ACTS

         (NEGOTIABLE INSTRUMENTS, DEEDS, CONTRACTS AND VOTING OF SHARES)

     All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation (together, "Checks"), all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party, and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, be signed only by the Chairman of the Board, the President or by any Vice-President of the Company or the Chief Accounting Officer. Checks on any of the accounts of any depository approved by the President or Chief Financial Officer of the Corporation may be signed by any one or more officers of the Corporation or by any other persons and who are so designated by either the President of Chief Financial Officer of the Corporation. Any check for the payment of money in excess of $25,000.00 shall require separate signatures from two persons authorized above. Any signature on a Check may be a facsimile signature, provided that any Check for the payment of money in excess of $25,000.00 shall require at least one manual signature.

     Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted by the Chairman of the Board, the President, or any Vice President of the Corporation.

                                       VII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES, AND AGENTS

     A. Actions Brought by Third Persons. The Corporation shall indemnify any officer or Director and may indemnify any employee, or agent of the Corporation who is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or on behalf of the Corporation, resulting from any alleged acts or omissions of the officer, Director, employee, or agent while acting in the course and scope of the person's duties, or while serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, from all liabilities and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     B. Actions Brought By Corporation. The Corporation shall also indemnify any officer or Director and may indemnify any employee, or agent of the Corporation who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or on behalf of the Corporation to procure a judgment in favor of the Corporation as a result of any alleged acts or omissions of the officer, Director, employee, or agent of the Corporation while acting within the course and scope of the person's duties, or while serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, from all expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action, suit, or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made with respect to any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person's duties to the Corporation unless and only to the extent that the court in which the action, suit, or proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses as the court deems proper.

     C. Determination of Liability. The determination of the liability of the Corporation for indemnification of any officer, Director, employee, or agent pursuant to paragraph A. or B. above shall be made pursuant to the then existing provisions of Nevada law.

     D. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any officer, Director, employee, or agent against any liability asserted against the person as a result of any alleged acts or omissions of the person within the course and scope of the person's duties as an officer, Director, employee, or agent of the Corporation, including attorneys' fees and costs. The determination of whether or not the Corporation should maintain any such insurance shall be made by the Board of Directors.

                                      VIII

                                   AMENDMENTS

     Except as otherwise specifically provided in this Code of Bylaws, the power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors.

                                       IX

                                 EFFECTIVE DATE

     The effective date of this Seventh Amended And Restated Code of Bylaws of Reno Air, Inc., a Nevada corporation, shall be May 23, 1996.


                            CERTIFICATE OF SECRETARY


     The undersigned the duly elected and acting Secretary of Reno Air, Inc., a Nevada corporation, hereby certifies that the foregoing Seventh Amended And Restated Code of Bylaws was duly adopted by the Board of Directors.



                                           -----------------------------------
                                            Robert M. Rowen, Secretary